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                                                               [Execution Copy]
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                            ASSET PURCHASE AGREEMENT

                                  by and among

                              FUTUREBIOTICS, INC.

                                      and

                           SUPERIOR SUPPLEMENTS, INC.

                         Dated as of November 19, 1998

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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of November 19, 1998 by and between Futurebiotics, Inc., a Delaware corporation ("Seller) and Superior Supplements, Inc., a Delaware corporation (the "Buyer").

                             W I T N E S S E T H :

         WHEREAS, the Seller is engaged in the distribution, marketing and sale of vitamins located at 145 Ricefield Lane, Hauppauge, New York 11788 (the "Business"); and

         WHEREAS, the Seller owns certain assets comprising the Assets (as hereinafter defined) which are related to the conduct of the Business; and

         WHEREAS, the Seller wishes to transfer, and the Buyer wishes to purchase, the Assets,; and

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE I

                            PURCHASE OF THE ASSETS;
            PURCHASE PRICE; CLOSING ADJUSTMENTS; CONDITION OF ASSETS

          1.1 TRANSFER OF THE ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the date hereof (the "Closing Date"), the Seller shall sell, transfer, assign, convey and deliver to the Buyer, without recourse, representation or warranty except as otherwise expressly provided herein and Buyer shall purchase from the Seller, all of the assets (the "Assets") set forth on Schedule 1.1 free and clear of all Liens. "Liens" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer, restriction under any stockholder or similar agreement, encumbrance or any other restrictions or limitations whatsoever.

          1.2 NON-ASSUMED LIABILITIES. The Buyer shall not assume nor be responsible for any liabilities or obligations of the Seller.

          1.3 PURCHASE PRICE FOR THE ASSETS. The consideration for the Assets shall be the (i) the payment to Seller for a period of three (3) years of ten percent (10%) of all revenues derived by Buyer from the Assets and (ii) payment to Seller on the Closing Date of an amount equal to the cost of all inventory sold to Buyer as shown on Schedule 1.3.

          1.4 CLOSING ADJUSTMENTS. Any errors or omissions in computing closing adjustments discovered after Closing Date shall be corrected promptly upon discovery. The obligation of the parties under this Section shall survive the Closing.

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                                   ARTICLE II

                                    CLOSING

         2.1  THE CLOSING.

         (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held simultaneous with the execution of this Agreement at the offices of Futurebiotics, Inc., 145 Ricefield Lane, Hauppauge, NY 11788.

         (b) At the Closing, the Seller shall execute and deliver or cause to be executed and delivered to the Buyer, all documents and instruments necessary to transfer to the Buyer, all of the right, title and interest of the Seller in and to the Assets, including, without limitation:

                  (i) the Assignment and Assumption Agreement, signed by the Seller; and

                  (ii) the Bill of Sale, as applicable, signed by the Seller;

         (c)  At the Closing, the Buyer shall:

                  (i) execute and deliver to the Seller the Assignment and Assumption Agreement; and


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER

         The Seller represents and warrants to the Buyer as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

         3.2 VALIDITY AND EXECUTION OF AGREEMENT. Seller has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of Seller has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

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         3.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated hereby will violate or conflict with (a) any of the provisions of the Certificate of Incorporation or By-Laws or other organizational documents of the Seller; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Seller is a party.

         3.4 THE ASSETS. The Seller owns outright and has good title to all of the owned Assets free and clear of any lien. The Assignment and Assumption Agreement and such other conveyancing documents as shall have been executed and delivered to the Buyer will convey good title to the Assets, free and clear of any liens.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows:

         4.1 ORGANIZATION AND QUALIFICATION. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

         4.2 VALIDITY AND EXECUTION OF AGREEMENT. The Buyer has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its respective obligations hereunder and thereunder. The board of directors of the Buyer has approved to the extent required by law the transactions contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer and no other corporate or shareholder approvals are required. This Agreement and such other agreements and instruments have been duly executed and delivered by the Buyer and each constitutes the valid and binding obligation of the Buyer enforceable against it in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will violate or conflict with (a) any of the provisions of their respective Certificates of Incorporation or By-Laws or other organizational documents of Buyer; or (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Buyer is a party.

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                                   ARTICLE V

                      INDEMNIFICATION AND OTHER COVENANTS

         5.1 SURVIVAL. Subject to this Section 5.1, all representations, warranties, covenants and agreements contained in this Agreement or in any exhibit, certificate, agreement, document or statement delivered pursuant hereto (an "Ancillary Instrument") shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement or any Ancillary Instrument and the related indemnity obligations set forth in Article V, shall terminate on, and no claim or action with respect thereto may be brought after, the date that is three years after the Closing Date, except that the representations and warranties contained in Sections 3.4 shall survive in perpetuity.

         5.2 INDEMNIFICATION. (a) The Seller agrees to indemnify, defend and hold harmless the Buyer and its directors, officers, employees, shareholders and any affiliates of the foregoing, and their successors and assigns (collectively, the "Buyer Group") from and against any and all losses, liabilities (including to the extent arising from third-party claims, punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Buyer Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach (as of the Closing Date) of any representation or warranty of the Seller contained in
Article III, (ii) any breach of any covenant or agreement of the Seller contained in this Agreement or in any other document contemplated by this Agreement (a "Tax Loss") or (iii) any liability or obligation arising out of the operation of the Business before the Closing Date.

         (b) The Buyer agrees to indemnify, defend and hold harmless the Seller and its directors, officers, employees, and shareholders, and any Affiliates of the foregoing, and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach (as of the Closing Date) of any representation or warranty of the Buyer contained in
Article IV, (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement or in any other document contemplated by this Agreement, or
(iii) any liability or obligation arising out of the operation of the Business after the Closing Date.

         5.3 METHOD OF ASSERTING CLAIMS. The party making a claim under this
Article V is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article V is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article V shall be asserted and resolved as follows:

         (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the

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extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, together with any notice given pursuant to Section 5.3(b) hereof, collectively being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

         (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within thirty (30) days of receipt of the Claim Notice.

         (c) So long as any right to indemnification exists pursuant to this
Article V, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which

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information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

         5.4 SUBROGATION; EXCLUSIVITY OF REMEDY. Notwithstanding anything contained in this Agreement, upon payment of any amount pursuant to any indemnification claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Indemnified Party's rights of recovery against any third party with respect to the matters to which such indemnification claim relates.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 SALES AND TRANSFER TAXES. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made in a timely manner by the party responsible therefor under such laws and regulations, and, within ten (10) days following the Closing, such party shall deliver to the other parties either (a) proof of the payment of any sales tax assessed pursuant to such filings or (b) statements of no sales tax due, as the case may be. Buyer shall pay any and all transfer, sales or stamp taxes and any similar taxes or assessments imposed on the transfer of the Assets in accordance with the terms of this Agreement, including but not limited to any New York state real property transfer tax.

         6.2 POST-CLOSING FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

         6.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) two (2) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 6.4):

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                  If to Seller, to:

                               Mr. Reginald Spinello
                               Futurebiotics, Inc.
                               145 Ricefield Lane
                               Hauppauge, NY  11788

                  If to Buyer, to:

                               Mr. Lawrence Simon
                               Superior Supplements, Inc.
                               145 Ricefield Lane
                               Hauppauge, NY  11788

     6.5 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer and the Seller.

     6.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

     6.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     6.9 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

     6.10 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     6.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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     6.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this
Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     6.13 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule shall be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

     6.14 HEADINGS. The headings in this agreement are for reference only, and shall not affect the interpretation of this Agreement.

     6.15 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affect thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          FUTUREBIOTICS, INC.


                                          By: /s/ Reginald Spinello
                                             -----------------------------------
                                              Name:  Reginald Spinello
                                              Title: Chief Executive Officer


                                          SUPERIOR SUPPLEMENTS, INC.


                                          By: /s/ Lawrence Simon
                                             -----------------------------------
                                              Name:  Lawrence Simon
                                              Title: Chief Executive Officer

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                                  SCHEDULE 1.1

                     FUTUREBIOTICS PRIVATE LABEL CUSTOMERS


1)       Dr. Morter (Best Process, Morter Health Systems)

2)       Trader Joes

3)       American Wellness Group (Vital Max Vitamins)